                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1998 on IBAH, Inc.'s statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 included in Omnicare, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


                                            /s/ Arthur Andersen LLP

Philadelphia, Pa.,
May 11, 2000